SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
   Date of Report (Date of earliest event reported): December 10, 1998


                                     DynCorp
             (Exact name of registrant as specified in its charter)

   Delaware                    1-3879                  36-2408747
(State or other       (Commission File Number) IRS Employer Identification No.)
jurisdiction of
incorporation)
                     2000 Edmund Halley Drive, Reston, Virginia   20191-3436
                      (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (703) 264-0330

                                 Not applicable
          (Former name or former address, if changed since last report)

Item 2.  Disposition of Assets

         Effective September 4, 1998, Fuller-Austin Insulation Company ("Fuller-Austin"), a former subsidiary of the Registrant (the "Company"), filed a Plan of Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code (the "Code") in the United States Bankruptcy Court for the District of Delaware. Fuller-Austin, which had been acquired by a subsidiary of the Company in 1974, discontinued its business activities in 1986. Thereafter it was named as one of many defendants in civil lawsuits that were filed in certain state courts (principally Texas) against manufacturers, distributors, and installers of products containing asbestos. The claimants generally alleged injuries caused by inhalation of asbestos fibers.

         The filing of the Plan followed a year of negotiations among a committee representing asbestos claimants (the "Committee"), a legal representative of the unknown future claimants (the "Legal Representative"), Fuller-Austin, and the Company. As a consequence of these negotiations, the Plan was developed as part of a pre-packaged filing by Fuller-Austin under Section 524(g) of the Code. Section 524(g) is designed to deal specifically with the resolution under the Code of obligations of debtors that have asbestos liability.

         In furtherance of the Plan and the proposed global settlement, representatives of Fuller-Austin, the Company as Fuller-Austin's parent and sole stockholder, the Committee, and the Legal Representative previously reached a separate agreement in principle (the "Release Agreement"), contingent on approval of the Plan by the Bankruptcy Court, under which the Company would be released from any and all present and future liability for Fuller-Austin asbestos liability, in consideration of the transfer of certain Company property (including all the outstanding stock of Fuller-Austin) and certain insurance rights to the Fuller-Austin bankruptcy trust, and the payment to the trust of certain cash consideration. The total amount reserved for this purpose at October 1, 1998 was $10.3 million, in anticipation of the settlement under the Release Agreement.

         Effective December 10, 1998, pursuant to the terms of a Confirmation Order entered jointly on November 13, 1998 by the United States District and Bankruptcy Courts in Wilmington, Delaware, and the terms of the Release Agreement, the Company transferred and conveyed all of its interests in Fuller-Austin (including all of Fuller-Austin's liabilities) to a trust (the "Trust") established by the Confirmation Order in accordance with Section 524(g) of the Code. The Trust is part of the Plan approved in the Confirmation Order for the resolution of present and future asbestos personal injury and other claims against Fuller-Austin. As part of the Confirmation Order, the Courts issued an injunction channeling all future asbestos claims against Fuller-Austin or the Company to the Trust. The Trust has also undertaken to indemnify the Company against any and all future asbestos and other liability related to Fuller-Austin or the past ownership of Fuller-Austin by the Company.

         At October 1, 1998, Fuller-Austin had recorded an estimated liability for future indemnity payments and defense costs related to currently unsettled claims and minimum estimated future claims of $45.7 million (recorded on a consolidated basis by the Company as long-term liability). Fuller-Austin recorded in other assets $44.5 million, representing the amount that it expected to recover from its insurance carriers for the payment of currently unsettled and estimated and future claims. Effective December 11, 1998, this liability and this asset were reversed, based on the de-consolidation of Fuller-Austin in accordance with the Plan and Confirmation Order. A pro forma condensed combined balance sheet of the Company as of October 1, 1998 reflecting divestment of Fuller-Austin is set forth in Exhibit (b).

         Under the terms of the Release Agreement, the Trust will continue to have access on an exclusive basis to certain Company insurance aggregating as much as $251,500,000 and issued during the periods 1974 through 1986, under which Fuller-Austin is an additional insured.


Item 7.  Exhibit

         (a) Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code for Fuller-Austin Insulation Company

         (b) Unaudited pro forma condensed combined balance sheet of the Registrant as of October 1, 1998 reflecting divestment of Fuller-Austin Insulation Company

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   DynCorp


Date:  December 23, 1998                           /s/ H. Montgomery Hougen

                                                   H. Montgomery Hougen
                                                   Vice President and Secretary

                                   Exhibit (a)

   Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code
                      for Fuller-Austin Insulation Company

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                              )       Chapter 11
                                    )
FULLER-AUSTIN INSULATION COMPANY,   )       Case No. 98-2038 (JJF)
                                    )
              Debtor.          )

                             PLAN OF REORGANIZATION
                      UNDER CHAPTER 11 OF THE UNITED STATES
              BANKRUPTCY CODE FOR FULLER-AUSTIN INSULATION COMPANY

         Fuller-Austin Insulation Company, a Delaware corporation and the Debtor in this Reorganization Case, with the support of the Committee and the Legal Representative proposes this Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code for Fuller-Austin Insulation Company. All capitalized terms used herein shall have the meanings assigned to them in the Glossary of Terms for the Plan Documents Pursuant to the Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code for Fuller-Austin Insulation Company, attached hereto as Exhibit 1, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or in the Glossary, but defined in the Bankruptcy Code or Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Rules, and such definitions are incorporated herein by reference.

                                    ARTICLE 1

                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

         1.1 Administrative Claims. Each holder of an Allowed Administrative Claim (except any holder that agrees to different treatment) shall receive the Allowed Amount of its Administrative Claim, in Cash, in full satisfaction, settlement, release, extinguishment, and discharge of such Claim, on the Distribution Date; provided, however, that Allowed Administrative Claims representing (a) postpetition liabilities incurred in the ordinary course of business by the Debtor and (b) postpetition contractual liabilities arising under loans or advances to the Debtor, whether or not incurred in the ordinary course of business, shall be paid by Reorganized Fuller-Austin in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

         1.2 Priority Tax Claims. Each holder of an Allowed Priority Tax Claim (except any holder that agrees to different treatment) shall receive the Allowed Amount of its Priority Tax Claim, in Cash, in full satisfaction, settlement, release, extinguishment, and discharge of such Claim on the Distribution Date.

                                    ARTICLE 2

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  2.1 Generally. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class.

                  2.2 Unclassified Claims. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the following Classes. The treatment accorded Administrative Claims and Priority Tax Claims is set forth in Article 1 of the Plan.

                  2.3      Classes.

                           (a)      Fuller-Austin  Claims And  Interests.  The
following  constitute  the Classes of Claims against and Interests in Fuller-
Austin:

                                    (1)     Class 1- Priority Claims. Class 1
consists of all Priority Claims against Fuller-Austin.

                                    (2)     Class 2 - Secured  Claims.  Class 2
consists of all Secured Claims against Fuller-Austin, each of which will be within a separate subclass, with each such subclass to be deemed a separate Class for all purposes.

                                    (3)     Class  3  -  Unsecured   Claims.
Class  3  consists  of  all  Unsecured   Claims  against Fuller-Austin,
provided, however, that Class 3 does not include Asbestos Claims.

                                    (4)     Class 4 - Asbestos Claims.  Class 4
consists of all Asbestos Claims against Fuller-Austin.

                                    (5)     Class 5 - Interests.  Class 5
consists of all Interests.

                                    ARTICLE 3

                        TREATMENT OF CLAIMS AND INTERESTS

                  Claims and Interests shall be treated in the manner set forth in this Article 3.

                  3.1   Unclassified   Claims.   Each   holder  of  an   Allowed
Administrative Claim or an Allowed Priority Tax Claim shall receive the treatment set forth in Article 1 of the Plan.

                  3.2      Classes Of Claims And Interests.

                           (1)      Class 1 - Priority  Claims.  On the
Distribution Date, each holder of an Allowed Priority Claim against Fuller-Austin shall receive either (A) the Allowed Amount of its Priority Claim, in Cash or (B) such other, lesser treatment as may be agreed to in writing by such holder and Reorganized Fuller-Austin. This Class is unimpaired.


                           (2)      Class 2 - Secured  Claims.  Each holder of
an Allowed Secured Claim against Fuller-Austin shall retain, unaltered, the legal, equitable, and contractual rights (including, but not limited to, any Liens that secure such Allowed Secured Claim) to which such Allowed Secured Claim entitles such holder. This Class (or these subclasses) is unimpaired.

                           (3)      Class 3 -  Unsecured  Claims.  Except to the
extent that a holder of an Allowed Class 3 Claim against Fuller-Austin has agreed to receive other, lesser treatment, on the Distribution Date, or as soon as practicable thereafter, each such holder shall receive a distribution from Reorganized Fuller-Austin, in Cash, equal to the Initial Payment Sum Percentage multiplied by the Allowed Amount of its Class 3 Claim. In the event that both (a) the Payment Sum Percentage is increased pursuant to Section
3.1 of the CRP within 10 years of a payment to a holder of an Allowed Class 3 Claim and (b) the Trustees make supplemental payments to previously paid Asbestos Claimants pursuant to Section 4.3(l) of the CRP, then such Class 3 Claimant shall receive additional distributions from Reorganized Fuller-Austin, in Cash, so that each such Class 3 Claimant shall have received payments, in the aggregate, totaling the amount of the increased Payment Sum Percentage multiplied by the Allowed Amount of such Claimant's Class 3 Claim. This Class is impaired.

                           (4)      Class 4 - Asbestos Claims. As of the
Confirmation Date, liability for all Asbestos Claims against Fuller-Austin shall be automatically and without further act or deed assumed by the Trust. Each Asbestos Claim against Fuller-Austin shall be addressed by the Trust pursuant to and in accordance with the CRP. The provisions of the CRP, unless the Confirmation Order provides otherwise, shall apply to all Asbestos Claimants, including an Asbestos Claimant who elects to resort to the legal system and obtains a judgment for money damages. Unless a holder of an Asbestos Claim affirmatively elects to the contrary on the ballot provided for voting on this Plan, (i) each holder of an Asbestos Claim shall be deemed to have assigned to the Trust, and (ii) the Trust shall be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute at the Trust's sole discretion, any Direct Action. The Trust may, at its sole discretion, reassign such Direct Action to such holder at any time. This Class is impaired.

                           (5)      Class 5 - Interests.  On the Effective Date,
the holder of Interests in Fuller-Austin shall retain its Interests for the limited purposes of the implementation of the DynCorp Settlement Agreement; and thereafter, on the Effective Date, subject to the terms of the DynCorp Settlement Agreement, transfer its Interests to the Trust. This Class is impaired.

                                    ARTICLE 4

                                    THE TRUST

                  4.1 Establishment And Purpose Of Trust. On the Effective Date, the Trust shall be established in accordance with the Plan Documents. The Trust shall be a "qualified settlement fund" within the meaning of section 468B of the IRC and the regulations issued pursuant thereto. The purpose of the Trust shall be to, among other things, (a) direct the liquidation, resolution, payment, and satisfaction of all Asbestos Claims in accordance with the Plan, the CRP, and the Confirmation Order; (b) preserve, hold, manage, and maximize the Trust Assets for use in paying and satisfying Allowed Asbestos Claims; (c) prosecute, settle, and manage the disposition of the Asbestos In-Place Insurance Coverage; and (d) prosecute, settle, and manage Asbestos Insurance Actions. The CRP shall provide for the allowance and payment or disallowance of Asbestos Claims pursuant to the terms of the Plan Documents.

                  4.2 Receipt Of Trust Assets. On the Effective Date, all Trust Assets shall be transferred to, vested in, and assumed by the Trust, subject to the terms of the DynCorp Settlement Agreement; provided, however, that to the extent that certain Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the Trust on the Effective Date, such Trust Assets shall be transferred to, vested in, and assumed by the Trust as soon as practicable after the Effective Date.

                  4.3 Discharge Of Liabilities To Holders Of Asbestos Claims. Except as provided in the Plan Documents and Confirmation Order, the transfer to, vesting in, and assumption by the Trust of the Trust Assets as contemplated by the Plan, among other things, shall (1) discharge the Debtor and Reorganized Fuller-Austin for and in respect of all Asbestos Claims and (2) discharge, release, and extinguish all obligations and liabilities of the Released
Non-Debtor Parties and their respective Estates, Affiliates, and subsidiaries, for and in respect of all Asbestos Claims. The Trust shall assume responsibility and liability for all Asbestos Claims and the Trust shall be responsible and liable for all obligations owed by the Trust under the DynCorp Settlement Agreement or the DynCorp Release and such Claims shall be paid by the Trust in full.

                  4.4 Excess Trust Assets. To the extent there are any Trust Assets remaining after the payment, in full, of all Allowed Asbestos Claims and the payment, in full, of all Trust Expenses, such excess Trust Assets shall be transferred, in accordance with Article 7.2(b) of the Trust Agreement, to such charitable purposes as the Trustees, in their reasonable discretion, shall determine; provided, however, that such charitable purposes, if practicable, shall be related to the treatment of, research regarding or payment of claims related to asbestos-caused disorders.

                  4.5 Trust Expenses. The Trust shall pay all Trust Expenses from the Trust Assets. Neither the Debtor, Reorganized Fuller-Austin, nor DynCorp shall have any obligation to pay any Trust Expenses.

                  4.6 Selection Of The Initial Trustees. The three initial Trustees of the Trust shall be those identified in the Trust Agreement. All successor Trustees shall be appointed in accordance with the terms of the Trust Agreement. For purposes of performing their duties and fulfilling their obligations under the Trust Agreement and the Plan, each Trustee shall be deemed to be a "party in interest" within the meaning of section 1109(b) of the Bankruptcy Code.

                  4.7      Advising The Trust.

                           (a)      The Trust  Advisor.  The Trust Advisor shall
have the functions and rights provided in the Trust Documents. On or before the Confirmation Date, the Trust Advisor shall be selected by the Committee and appointed to serve from and after the Effective Date pursuant to the terms of the Plan Documents and the Confirmation Order.

                           (b)      The  Legal  Representative.  The  Legal
Representative shall serve as the Legal Representative pursuant to Article 5 of the Trust Agreement, on and after the Effective Date, and shall have the functions and rights provided in the Trust Documents.

                                    ARTICLE 5

                        TREATMENT OF EXECUTORY CONTRACTS,
                        UNEXPIRED LEASES, AND SETTLEMENTS

                  5.1 Assumption And Rejection Of Unexpired Leases And Executory Contracts.

                           (a)      Rejection.   Except as otherwise provided
in the Plan Documents, any unexpired lease or executory contract that has not been expressly assumed by the Debtor with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been rejected by the Debtor unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to assume such unexpired lease or executory contract.

                           (b) Assumption.  Notwithstanding  subpart (a) of this
Article 5.1, the Debtor shall assume those executory contracts and unexpired leases listed on Exhibit 3 hereto (as such list may be amended or supplemented up to and including the Confirmation Date), and the Debtor shall likewise assume any unexpired lease or executory contract the Debtor entered into after the Petition Date to the extent such contract or lease is executory or unexpired, respectively, under section 365 of the Bankruptcy Code.

                  5.2 Damages Upon Rejection. The Bankruptcy Court shall determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any executory contract or unexpired lease; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court before thirty calendar days following the Confirmation Date. To the extent any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim shall become, and shall be treated for all purposes under the Plan as, a Class 3 Claim, or if the Claim is an Asbestos Claim, a Class 4 Claim, and the holder thereof shall receive distributions as a holder of an Allowed Claim in such Class pursuant to the Plan. The Debtor shall notify those Entities which may assert a Claim for damages from the rejection of an executory contract or unexpired lease of this bar date for filing a Proof of Claim in connection therewith.

                  5.3 Executory And Other  Settlements.  The Debtor shall assume those executory settlements with holders of Asbestos Claims listed on Exhibit 3. Additionally, with the consent of DynCorp, the Committee, and the Legal Representative, the Debtor may add to Exhibit 3 settlements relating to Asbestos Claims prior to the Petition Date; provided, however, that no such settlement may exceed the amount of such Asbestos Claim. Additionally, prior to Confirmation, with the consent of DynCorp, the Committee, and the Legal Representative, the Debtor may seek Bankruptcy Court approval of additional settlements. The Trust, or Reorganized Fuller-Austin as may be appropriate, shall make payments in accordance with the terms of any settlement under the terms of this Article 5.3 and any Bankruptcy Court order approving such settlement.

                                    ARTICLE 6

                       ACCEPTANCE OR REJECTION OF THE PLAN

                  6.1 Each Impaired Class Entitled To Vote Separately. The holders of Claims or Interests in each impaired Class of Claims or Interests shall be entitled to vote separately to accept or reject the Plan.

                  6.2  Acceptance  By  Impaired  Classes Of Claims.  Pursuant to
section 1126(c) of the Bankruptcy Code, an impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan and (b) more than one-half in number of such Allowed Claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

                  6.3  Acceptance By Impaired  Class Of  Interests.  Pursuant to
section 1126(d) of the Bankruptcy Code, an impaired Class of Interests shall have accepted the Plan if the holders of at least two-thirds in dollar amount of the Allowed Interests actually voting in such Class (other than Interests held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

                  6.4 Acceptance Pursuant To Section 524(g) Of The Bankruptcy Code. The Plan shall have been voted upon favorably as required by section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code to the extent that at least 75% of those voting in Class 4 vote to accept the Plan.

                  6.5 Presumed Acceptance Of Plan. Classes 1 and 2 are not impaired. Under section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to have voted to accept the Plan.

                                    ARTICLE 7

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

                  7.1 Conditions To Confirmation. Confirmation of the Plan shall not occur unless each of the following conditions has been satisfied or waived, in writing, by the Debtor, DynCorp, the Committee, and the Legal Representative. These conditions to Confirmation, which are designed, among other things, to ensure that the Injunctions, releases, and discharges set forth in Article 9 shall be effective, binding and enforceable, are as follows:

                           (a)      The Bankruptcy Court shall have made
findings and determinations, among others, in substantially the following form:

                                    (i) The Supplemental  Injunction,  the Third
                           Party Injunction and the Asbestos Insurance Company Injunction are to be implemented in connection with the Trust;

                                    (ii) As of the Petition Date, the Debtor has
                           been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

                                    (iii) The Trust,  upon the  Effective  Date,
                           shall assume the liabilities of the Debtor with respect to Asbestos Claims;

                                    (iv) The  Trust is to be  funded  in part by
                           the securities of the Debtor and by the obligations of the Debtor to make future payments, including dividends;

                                    (v)     The  Trust, on the Effective Date,
will own 100% of the  voting  shares of  Reorganized Fuller-Austin;

                                    (vi)  The  Trust  is to use its  assets  and
income to pay Asbestos Claims;

                                    (vii) The  Debtor is likely to be subject to
                           substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos Claims, which are addressed by the Supplemental Injunction and the Third Party Injunction;

                                    (viii)  The  actual  amounts,   numbers  and
timing of future Demands cannot be determined;

                                    (ix)   Pursuit   of  Demands   outside   the
                           procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and future Demands;

                                    (x) The terms of the Supplemental Injunction
                           and the Third Party Injunction, including any provisions barring actions against third parties, are set out in the Plan and in the Disclosure Statement;

                                    (xi)  Pursuant to court orders or otherwise,
                           the Trust shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos
                           Claims or other comparable mechanisms, that provide reasonable assurance that the Trust shall value, and be in a financial position to pay, Asbestos Claims that involve similar Asbestos Claims in substantially the same manner;

                                    (xii) The Legal Representative was appointed
                           by the Bankruptcy Court as part of the proceedings leading to the issuance of the Supplemental Injunction and the Third Party Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Supplemental Injunction and the Third Party Injunction and transferred to the Trust;

                                    (xiii) In light of the benefits provided, or
                           to be provided, to the Trust on behalf of each Released Party, the Supplemental Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Released Party;

                                    (xiv) In light of the benefits provided,  or
                           to be provided, to the Trust on behalf of each Protected Party, the Third Party Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Protected party; and

                                    (xv)  The  Plan   otherwise   complies  with
section 524(g) of the Bankruptcy Code.

                           (b)      Confirmation  Order.  The  Bankruptcy  Court
shall have made such findings and determinations regarding the Plan as shall enable the entry of the Confirmation Order, and any other order entered in conjunction therewith, in form and substance acceptable to the Debtor and DynCorp, pursuant to the terms of the DynCorp Settlement Agreement.

                  7.2 Conditions To Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur unless and until each of the following conditions has been satisfied or, if applicable, waived.

                           (a)      Disclosure Statement.  The Bankruptcy Court
shall have approved the Disclosure Statement.

                           (b)      Confirmation  Order.  The Confirmation Order
shall have been issued or affirmed by the District Court, and the Confirmation Order shall have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Debtor unless the effectiveness of the Confirmation Order has been stayed or vacated, in which case the Effective Date may be, again at the option of the Debtor, the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order; and, further provided, however, that the conditions set forth in this subpart 7.2(b) may be waived by the Debtor with the written consent of DynCorp.

                           (c)      Plan Documents.  The Plan Documents
necessary or appropriate to implement the Plan shall have been executed, delivered and, where applicable, filed with the appropriate governmental authorities and the Closing of the DynCorp Settlement Agreement shall have occurred simultaneously therewith; provided, however, that the conditions set forth in this subpart 7.2(c) may be waived by the Debtor with the written consent of DynCorp., the Committee, and the Legal Representative.

                           (d) DynCorp Settlement  Agreement.  The Closing under
the DynCorp Settlement Agreement shall have occurred in accordance with and subject to its terms.

                           (e)      United  States  Trustee's  Fees.  The fees
of the United States Trustee then owing by the Debtor shall have been paid in full.

                           (f)      Other  Assurances.  The Debtor shall have
obtained either (i) a private letter ruling establishing that the Trust is a "qualified settlement fund" pursuant to section 468(B) of the IRC and the regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan, deemed satisfactory by the Debtor, Reorganized Fuller-Austin, the Committee, the Legal Representative, and DynCorp.

                                    ARTICLE 8

                           IMPLEMENTATION OF THE PLAN

                  8.1 Trust Funding. On the Effective Date, or as soon as practicable thereafter, Reorganized Fuller-Austin shall transfer its Excess Cash and the Trust Assets to the Trust as part of the consideration to be paid by
Fuller-Austin to the Trust for the Trust's assumption of Fuller-Austin's Asbestos Claims. Thereafter, as further consideration for the Trust's assumption of Fuller-Austin's Asbestos Claims, Reorganized Fuller-Austin shall transfer to the Trust, or directly to Asbestos Claimants if the Trust so directs, all proceeds received pursuant to (a) the Asbestos Insurance Action Recoveries, (b) Asbestos In-Place Insurance Coverage, (c) Asbestos Insurance Settlement Agreements, (d) Asbestos Insurance Policies, and (e) the lease, sale, or other disposition of the Core Business.

                  8.2 Closing Under The DynCorp Settlement Agreement. On the Effective Date, the Closing under the DynCorp Settlement Agreement shall occur in accordance with and subject to its terms.

                  8.3 Certificate Of Incorporation And Bylaws. The Certificate of Incorporation of Reorganized Fuller-Austin shall, as of the Effective Date, be amended in its entirety substantially in the form set forth in Exhibit 4 hereto, and the Bylaws of Reorganized Fuller-Austin shall be amended in their entirety substantially in the form set forth in Exhibit 5 hereto. Consistent with section 1123(a)(6) of the Bankruptcy Code, the amended Certificate of Incorporation of Reorganized Fuller-Austin shall, among other things, prohibit the issuance of non-voting equity securities as part of the Reorganization Case.

                  8.4 Management Of Reorganized Fuller-Austin. On and after the Effective Date, the business and affairs of Reorganized Fuller-Austin will be managed by the board of directors of Reorganized Fuller-Austin. On the Effective Date, the Certificate of Incorporation and the Restated Bylaws of Fuller-Austin (each substantially in the form attached hereto) will provide that the board of directors of Fuller-Austin shall consist of three (3) directors. The initial directors of such board of directors shall be the Trustees.

                  8.5 Withholding Of Taxes. The Disbursing Agent or the Trust, as applicable, shall withhold from any assets or property distributed under the Plan any assets or property which must be withheld for foreign, federal, state, and local taxes payable with respect thereto or payable by the Person entitled to such assets to the extent required by applicable law.

                  8.6 Unclaimed Property. Any Cash, assets, and other property to be distributed under the Plan that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (a) one year after distribution or (b) 120 calendar days after an order allowing such Entity's Claim becomes a Final Order, shall become vested in, and shall be transferred and delivered to, the Trust for the benefit of holders of Asbestos Claims. In such event, such Entity's Claim shall no longer be deemed to be Allowed and such Entity shall be deemed to have waived its rights to such payments or distributions under the Plan pursuant to section 1143 of the Bankruptcy Code and shall have no further Claim in respect of such distribution and shall not participate in any further distributions under the Plan with respect to such Claim.

                  8.7 Exoneration And Reliance. The Debtor, Reorganized Fuller-Austin, DynCorp, the Committee, and the Legal Representative, as well as their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives shall not be liable other than for willful misconduct to any holder of a Claim or Interest or any other Entity with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken at any time prior to the Effective Date in connection with: (a) the management or operation of the Debtor, Reorganized Fuller-Austin, or the discharge of their duties under the Bankruptcy Code, (b) the implementation of any of the transactions provided for, or contemplated in, the Plan or the Plan Documents, (c) any action taken in connection with either the enforcement of the Debtor's rights against any Entities or the defense of Claims asserted against the Debtor with regard to the Reorganization Case, (d) any action taken in the negotiation, formulation, development, proposal, disclosure, Confirmation or implementation of the Plan Documents filed in this Reorganization Case, or (e) the administration of the Plan or the Trust or the assets and property to be distributed pursuant to the Plan. The Debtor, Reorganized Fuller-Austin, DynCorp, the Committee, and the Legal Representative, as well as their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives may reasonably rely upon the opinions of their respective counsel, accountants, and other experts or professionals and such reliance, if reasonable, shall conclusively establish good faith and the absence of willful misconduct; provided, however, that a determination that such reliance is unreasonable shall not, by itself, constitute a determination or finding of bad faith or willful misconduct. In any action, suit or proceeding by any holder of a Claim or Interest or any other Entity contesting any action by, or non-action of, the Debtor, Reorganized Fuller-Austin, DynCorp, the Committee or the Legal Representative or their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives, the reasonable attorneys' fees and costs of the prevailing party shall be paid by the losing party and as a condition to going forward with such action, suit, or proceeding at the outset thereof, all parties thereto shall be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys' fees and costs in the event they fail to prevail.

                  8.8 Plan Distributions. The Disbursing Agent shall make all distributions required under the Plan (other than distributions to holders of Asbestos Claims). Distributions shall be made on the Distribution Date (unless otherwise provided herein or ordered by the Bankruptcy Court) with respect to all Claims except for Asbestos Claims. Distributions to be made on the Distribution Date shall be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter. With respect to Asbestos Claims, distributions to holders of Asbestos Claims shall be made in accordance with the CRP.

                  8.9 Further Authorizations. The Debtor, Reorganized Fuller-Austin, DynCorp, the Committee, or the Legal Representative, if and to the extent necessary, may seek such orders, judgments, injunctions, and rulings that any of them deem necessary to further carry out further the intentions and purposes of, and give full effect to the provisions of, the Plan.

                  8.10 Transfer Taxes. The issuance, transfer, or exchange of any of the securities issued under, or the transfer of any other assets or property pursuant to or in connection with the Plan or the making or delivery of an instrument of transfer under or in connection with the Plan shall not, pursuant to section 1146 of the Bankruptcy Code, be taxed under any law imposing a stamp tax, transfer tax or other similar tax.

                  8.11 Recordable Order. Upon Confirmation of the Plan, the Confirmation Order shall be deemed to be in recordable form, and shall be accepted by any recording officer for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

                  8.12 Effectuating Documents And Further Transactions. The Chief Executive Officer, President, or any Vice President of the Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant Secretary of the Debtor shall be authorized to certify or attest to any of the foregoing actions.

                  8.13 Corporate Action. All matters provided for under the Plan involving the corporate structure of the Debtor or Reorganized Fuller-Austin, or any corporate action to be taken by, or required of the Debtor or Reorganized Fuller-Austin, shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of any of such entities. Upon the Confirmation Date, and until the Trust as shareholder shall have elected members of the board of directors of Reorganized Fuller-Austin, the board of directors of Fuller-Austin shall be composed of three (3) directors. The three directors of Fuller-Austin upon the Confirmation Date shall be the Trustees who shall serve until replaced by order of the Bankruptcy Court, shareholder action, or the election of a board of directors by the Trust as shareholder, whichever is first.

                                    ARTICLE 9

                       INJUNCTIONS, RELEASES AND DISCHARGE

                  9.1 Discharge And Release. Except as specifically provided in the Plan or in the Confirmation Order, effective on the Effective Date, Confirmation shall (a) discharge the Debtor, and Reorganized Fuller Austin from any and all Claims and Demands including any Claim of a kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtor,
(ii) such Claim is or was Allowed under section 502 of the  Bankruptcy  Code, or
(iii) the holder of such Claim has voted on or accepted the Plan and (b) preserves all rights and interests of the holder of Interests in respect of the Debtor or Reorganized Fuller-Austin for the purposes of and subject to the terms of the DynCorp Settlement Agreement. Except as specifically provided in the Plan to the contrary, the rights that are provided in the Plan shall be in complete
(x) discharge of all Claims or Demands against, Liens on, and Interests in the Debtor, Reorganized Fuller-Austin, or the Trust or the assets and properties of the Debtor, Reorganized Fuller-Austin, or the Trust, (y) discharge and release of all Claims constituting Released Claims, including but not limited to all causes of action, whether known or unknown, either directly or derivatively through the Debtor or Reorganized Fuller-Austin against the Released Non-Debtor Parties on the same subject matter as any of the Claims, Liens, or Interests described in subpart (x) of this Article 9.1, and (z) discharge and release of all causes of action of the Debtor or Reorganized Fuller-Austin, whether known or unknown, including but not limited to all Claims including the Released Claims, against the Released Non-Debtor Parties. Further, but in no way limiting the generality of the foregoing, except as otherwise specifically provided in the Plan, any Entity accepting any distributions or rights pursuant to the Plan shall be presumed conclusively to discharge Reorganized Fuller-Austin and have released the Released Non-Debtor Parties from (a) the Released Claims and (b) any other cause of action based on the same subject matter as the Claim or Interest on which the distribution or right is received. Notwithstanding anything to the contrary in this Article 9.1, however, the Plan shall not discharge or release any claim or demand of the Debtor, Reorganized Fuller-Austin, the Trust, or any Asbestos Claimant against any Asbestos Insurance Company that is not a Settling Asbestos Insurance Company.

                  9.2 Discharge Injunction. Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in Article 9.1 shall also operate as an injunction prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (a) any Claim or Demand against or Interest in the Debtor, Reorganized Fuller-Austin, or the Trust by any Entity and (b) any cause of action, whether known or unknown, against the Released Parties based on the same subject matter as any Claim or Interest described in subpart (a) of this Article 9.2.

                  9.3 The Supplemental Injunction, The Third Party Injunction And The Asbestos Insurance Company Injunction. In order to supplement the injunctive effect of the Discharge Injunction, and pursuant to sections 524(g) or 105(a) of the Bankruptcy Code (or both), the Confirmation Order shall provide for the following injunctions to take effect as of the Confirmation Date:

                           (a)      Supplemental Injunction.

                                    (1)     Terms.  In order to preserve and
promote the  settlements  contemplated by and provided for
in the Plan and to supplement, where necessary, the injunctive effect of the discharge both provided by sections 1141 and 524 of the Bankruptcy Code and as described in this Article, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under sections 524(g) or 105(a) of the Bankruptcy Code (or both), all Entities which have held or asserted, which hold or assert, or which may in the future hold or assert any claim, demand, or cause of action (including, but not limited to, any Asbestos Claim, any Released Claim, or any claim or demand for or respecting any Trust Expense) against the Released Parties (or any of them) based upon, relating to, arising out of, or in any way connected with any Released Claim or any other Claim, whenever and wherever arising or asserted (including, but not limited to, all such Claims in the nature of or sounding in tort, contract, warranty or any other theory of law, equity, or admiralty) or Interest shall be permanently stayed, restrained and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such claim, demand, cause of action, or Interest, including, but not limited to:

                                            (A)      commencing  or  continuing
in any manner any action or other proceeding of any kind with respect to any such claim, demand, cause of action, or Interest against any of the Released Parties, or against the property of any Released Party with respect to any such claim, demand, cause of action, or Interest;

                                            (B)      enforcing,  attaching,
collecting, or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or against the property of any Released Party with respect to any such claim, demand, cause of action, or Interest;

                                            (C)    creating,    perfecting    or
enforcing any Lien of any kind against any Released
Party or the property of any Released Party with respect to any such claim, demand, cause of action, or Interest;

                                            (D) except as otherwise specifically
provided in the Plan or the DynCorp Settlement
Agreement, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due any Released Party or against the property of any Released Party with respect to any such claim, demand, cause of action, or Interest; and

                                            (E) taking any act,  in any  manner,
in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan Documents, or the Trust Documents relating to such claim, demand, cause of action, or Interest.

                                    (2)     Reservations.     Notwithstanding
anything to the contrary above, this Supplemental Injunction shall not enjoin:

                                            (A)      the rights of Entities to
the treatment accorded them under Articles 1 and 3 of the Plan, as applicable, including the rights of Entities with Asbestos Claims to assert such Asbestos Claims in accordance with the CRP;

                                            (B) the rights of Entities to assert
any Claim, debt, obligation, or liability for payment of Trust Expenses against the Trust;

                                            (C)  the  rights  of  the  Trust  or
Reorganized Fuller-Austin to prosecute any Asbestos Insurance Action;

                                            (D) the rights of Entities to assert
any Claim, debt, obligation or liability for payment against an Asbestos Insurance Company that is not a Released Party unless otherwise enjoined by order of the Bankruptcy Court or estopped by provision of the Plan;

                                            (E) the  rights  of  parties  to the
DynCorp Settlement Agreement, pursuant to the terms thereof, to assert claims against Released Parties.

                           (b)      Third Party Injunction.

                                    (1)     Terms.  In order to preserve and
promote the settlements contemplated by and provided for in the Plan and agreements approved by the Bankruptcy Court and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under sections 524(g) or 105(a) of the Bankruptcy Code (or both), all Entities which have held or asserted, which hold or assert, or which may in the future hold or assert any Third Party Claim shall be permanently stayed, restrained, and enjoined, from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments or recovery with respect to any such Third Party Claim, including, but not limited to:

                                            (A)      commencing  or  continuing
in any manner any action or other proceeding of any kind with respec to any such claim, demand, cause of action, or Interest against any Protected Party, or against the property of any Protected Party, with respect to any such claim, demand, cause of action, or Interest;

                                            (B) enforcing, attaching, collecting
or recovering, by any manner or means, any judgment, award, decree, or order against any Protected Party, or against the property of any Protected Party, with respect to any such claim, demand, cause of action, or Interest;

                                            (C)   creating,    perfecting,    or
enforcing any Lien of any kind against any Protected Party, or the property of any Protected Party, with respect to any such Third Party Claim;

                                            (D) except as otherwise specifically
provided in the Plan, asserting or accomplishing any setoff, right of sub-rogation or contribution or recoupment of any kind against any obligation due any Protected Party, or against the property of any Protected Party, with respect to any such Third Party Claim; and

                                            (E) taking any act,  in any  manner,
in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan Documents relating to such Third Party Claim.

                                    (2)     Reservations.   Notwithstanding
anything to the contrary  above, this Third  Party Injunction shall not enjoin:

                                            (A)  the rights of Entities to
assert any Claim, debt, obligation, or liability for payment of Trust Expenses against the Trust;

                                            (B)  the  rights  of  the  Trust  or
Reorganized Fuller-Austin to prosecute any Asbestos Insurance Action;

                                            (C) the rights of Entities to assert
any Claim, debt, obligation, or liability for payment against an Asbestos Insurance Company that is not a Protected Party unless otherwise enjoined by order of the Bankruptcy Court or estopped by provision of the Plan;

                                            (D) the  rights  of  parties  to the
DynCorp Settlement Agreement, pursuant to the terms thereof, to assert claims against Protected Parties.

                           (c)      Asbestos Insurance Company Injunction.

                                    (1)     Terms.  In order to  preserve  and
promote the property of the Estate, as well as the settlements contemplated and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge and releases detailed herein, and pursuant to the exercise of the equitable jurisdiction and power of the court under section 105(a) of the Bankruptcy Code, all Entities which have held or asserted, which hold or assert, or which may in the future hold or assert any claim, demand, or cause of action (including, but not limited to, any Asbestos Claim, or any claim or demand for or respecting any Trust Expense), against an Asbestos Insurance Company based upon, relating to, arising out of, or in any way connected with any Claim, Asbestos In-Place Insurance Coverage, or Asbestos Insurance Policy, whenever and wherever arisen or asserted (including, but not limited to, all Claims in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty) shall, be permanently stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such claim, demand, or cause of action, including, but not limited to:

                                            (A)      commencing or  continuing,
in any manner, any action or other proceeding of any kind with respect to any such claim, demand, or cause of action against any Asbestos Insurance Company, or against the property of any Asbestos Insurance Company, with respect to any such claim, demand, or cause of action;

                                            (B)      enforcing, attaching,
collecting, or recovering, by any manner or means, any judgment, award, decree, or order against any Asbestos Insurance Company or against the property of any Asbestos Insurance Company with respect to any such claim, demand, or cause of action;

                                            (C)   creating,    perfecting,    or
enforcing any Lien of any kind against any Asbestos Insurance Company or the property of any Asbestos Insurance Company with respect to any such claim, demand, or cause of action;

                                            (D) except as otherwise specifically
provided in the Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, or recoupment of any kind against any obligation due any Asbestos Insurance Company or against the property of any Asbestos Insurance Company with respect to any such claim, demand, or cause of action; and

                                            (E) taking any act,  in any  manner,
in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan Documents relating to such claim, demand, or cause of action.

                                    (2) Reservations.  Notwithstanding  anything
to the contrary above, this Asbestos Insurance Company Injunction shall not enjoin:

                                            (A)      the rights of Entities to
the treatment accorded them under Articles 1 and 3 of the Plan, as applicable, including the rights of Entities with Asbestos Claims to assert such Asbestos Claims against the Trust in accordance with the CRP;

                                            (B) the rights of Entities to assert
any Claim, debt, obligation, or liability for payment of Trust Expenses against the Trust;
                                            (C)  the  rights  of the  Trust  and
Reorganized Fuller- Austin to prosecute any Asbestos Insurance Action;

                                            (D)  the  rights  of the  Trust  and
Reorganized Fuller- Austin to assert any claim, debt, obligation, or liability for payment against an Asbestos Insurance Company;

                                            (E) The rights of any  Entities  who
prior to the Solicitation Date had pending in any court of competent jurisdiction a Direct Action against an Asbestos Insurance Company that has not been stayed or enjoined by the order of such court as of such date, but only to the extent that such action seeks recovery under Asbestos Insurance Policies that provide coverage exclusively dedicated to such Entities or to such Entities' place of asbestos exposure and only to the extent that such Direct Action seeks a recovery consistent with a settlement among such entities and the Debtor;

                                            (F)  the  rights  of the  Trust  and
Reorganized Fuller- Austin to assign a cause of action against an Asbestos Insurance Company to a claimant and for such claimant to assert any claim, debt, obligation, or liability for payment against such Asbestos Insurance Company;

                                            (G)  the  rights  of  DynCorp  as an
insured, subject to and in accordance with the terms of the DynCorp Settlement Agreement, to assert any claim, debt, obligation, or liability for payment against an Asbestos Insurance Company.

                  9.4 Reservation Of Rights. Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunction set forth in Articles 9.1 and 9.2, respectively, shall not serve to satisfy, discharge, release, or enjoin claims by the Trust, Reorganized Fuller-Austin, DynCorp, or any other Entity, as the case may be, against (a) the Trust for payment of Asbestos Claims in accordance with the CRP, (b) the Trust for the payment of Trust Expenses, or (c) Reorganized Fuller-Austin, the Trust, or any other Entity, pursuant to the terms of the DynCorp Settlement Agreement.

                  9.5 Rights Against Non-Debtors Under Environmental Laws. Notwithstanding anything to the contrary contained herein, the injunctions and releases set forth in this Article 9, including, but not limited to, the Injunctions, shall not impair the rights or causes of action of the United States of America against non-debtor parties under applicable Environmental Laws, and such rights and causes of action shall not be discharged or otherwise adversely affected by the Plan.

                  9.6 Disallowed Claims And Disallowed Interests. On and after the Effective Date, the Debtor shall be fully and finally discharged of any liability or obligation on a disallowed Claim or a disallowed Interest, and any order creating a disallowed Claim or a disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, or unless the Bankruptcy Court orders otherwise, shall constitute an order: (a) disallowing all Claims (other than Asbestos Claims) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims and Interests, and Claims for unmatured interest, and (b) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

                                   ARTICLE 10

                      MATTERS INCIDENT TO PLAN CONFIRMATION

                  10.1     Term Of Certain Injunctions And Automatic Stay.

                           (a)      All  of  the  injunctions  and/or  automatic
stays provided for in or in connection with the Reorganization Case, whether pursuant to section 105, section 362 or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation shall remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation, the Debtor may seek such further orders as it may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

                           (b) Each of the Injunctions shall become effective on
the Effective Date and shall continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

                  10.2 No Liability For Tax Claims. Unless a taxing authority has asserted a Claim against the Debtor before the bar date established therefor, no Claim of such authority shall be Allowed against the Debtor or Reorganized Fuller-Austin for taxes, penalties, interest, additions to tax, or other charges arising out of the failure, if any, of the Debtor, DynCorp, or any other Entity to have paid tax or to have filed any tax return (including, but not limited to, any income tax return or franchise tax return) in or for any prior year or arising out of an audit of any return for a period before the Petition Date.

                  10.3 No Successor Liability. Except as otherwise expressly provided in the Plan and the DynCorp Settlement Agreement, the Debtor, Reorganized Fuller-Austin, DynCorp, the Committee, the TA, and the Legal Representative do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtor relating to or arising out of the operations of or assets of the Debtor, whether arising prior to, on, or after the Confirmation Date. Neither the Debtor, Reorganized Fuller-Austin, DynCorp, nor the Trust is, or shall be, a successor to the Debtor by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that Reorganized Fuller-Austin and the Trust shall assume the obligations specified in the Plan and the Confirmation Order.

                  10.4 No Liability To DynCorp. Except as provided in the Plan Documents, the Debtor, Reorganized Fuller-Austin, the Committee, the Legal Representative, and their respective officers, directors, stockholders, members, representatives, attorneys, accountants, financial advisors, and agents shall have no liability to DynCorp.

                  10.5 Disallowance Of Contingent, Unliquidated, Or Disputed Indirect Asbestos Claims. Unless the Bankruptcy Court orders otherwise, Confirmation shall constitute an order of the Court pursuant to the authority granted by section 502(e)(1)(B) of the Bankruptcy Code, disallowing all contingent, unliquidated, or disputed Indirect Asbestos Claims.

                  10.6 Asbestos Insurance Actions. Subject to the terms of the Plan and the DynCorp Settlement Agreement, the Asbestos Insurance Actions shall be preserved by the Debtor for prosecution by Reorganized Fuller-Austin, at the direction of the Trust. On or after the Effective Date, Reorganized Fuller-Austin, at the direction of the Trust, shall be entitled to compromise or settle the Asbestos Insurance Actions; provided, however, that any such compromise or settlement shall require the consent of the Legal Representative and the TA.

                  10.7 Institution And Maintenance Of Legal And Other Proceedings. As of the Effective Date the Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Trust. The Trust shall be empowered to initiate, prosecute, defend, and resolve all such actions in the name of Fuller-Austin if deemed necessary or appropriate by the Trustees. The Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to Confirmation arising from or associated with any legal action or other proceeding which is the subject of this Article 10.8 and shall pay or reimburse all deductibles, retrospective premium adjustments, or other charges which may arise from the receipt of insurance proceeds by the Trust. Without in anyway limiting the foregoing, Reorganized Fuller-Austin and the Trust shall be empowered to initiate, prosecute, defend, settle, and resolve all Asbestos Insurance Actions and Direct Actions, and to maintain, administer, preserve, or pursue the Asbestos-In-Place Insurance Coverage, the Asbestos Insurance Action Recoveries, and the Asbestos Insurance Policies. Notwithstanding anything to the contrary in this Article 10.8, nothing in this Article 10.8 creates, modifies, or eliminates any right, duty, or obligation addressed, resolved, or released pursuant to this Plan or the DynCorp Settlement Agreement.

                  10.8 Revesting. Except as otherwise expressly provided in the Plan and the DynCorp Settlement Agreement, on the Effective Date, Reorganized Fuller-Austin shall be vested with all of the assets and property of its former Estate, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

                  10.9 Vesting And Enforcement Of Trust Causes Of Action. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Trust shall be vested with and have the right to enforce against any Entity any and all of Fuller-Austin's causes of action, with the proceeds of the recovery of any such actions to be deposited in the Trust; provided, however, that nothing herein shall alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided herein.

                  10.10 Preservation Of Insurance Claims. The Debtor's discharge, and the Released Non-Debtor Parties' discharge and release, from all Claims as provided herein shall neither diminish nor impair the enforceability of any of the Asbestos Insurance Policies. The Trust is, and shall be deemed to be, for all purposes, including, but not limited to for purposes of insurance and indemnity, the successor to Fuller-Austin in respect of Asbestos Claims. An Allowed Asbestos Claim shall be, and be deemed to be, a judgment against the Trust (as successor for all purposes to the liabilities of Fuller-Austin in respect of Asbestos Claims) in the Allowed Amount of such Allowed Asbestos Claim.

                                   ARTICLE 11

                          RESOLUTION OF DISPUTED CLAIMS

                  11.1     Disputed Claims.

                           (a)      Objection Deadline.  As soon as practicable,
but in no event later than six months after the entry of the Confirmation Order, unless otherwise ordered by the Bankruptcy Court, objections to Claims
(other than Asbestos Claims, which shall be treated as provided in the CRP) shall be filed with the Bankruptcy Court; provided, however, that Reorganized Fuller-Austin may seek to extend such period (or any extended period) for cause.

                           (b)      Prosecution Of Objections.  After the
Effective Date, only Reorganized Fuller-Austin shall have authority to file objections to Claims (other than Asbestos Claims) and litigate to judgment, settle, or withdraw such objections to Disputed Claims. After the Effective Date, only the Trust shall have authority to file objections to Asbestos Claims and litigate to judgment, settle, or withdraw such objections to Asbestos Claims. Asbestos Claims, whether or not a Proof of Claim is filed with the Bankruptcy Court, shall be satisfied exclusively in accordance with the Trust Agreement and the CRP.

                                   ARTICLE 12

                                  MISCELLANEOUS

                  12.1 Jurisdiction. Until the Reorganization Case is closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against and Interests in the Debtor, and to adjudicate and enforce all other causes of action which may exist on behalf of the Debtor. Except as provided in the DynCorp Settlement Agreement, nothing contained herein shall prevent the Debtor, Reorganized Fuller-Austin, or the Trust from taking such action as may be necessary in the enforcement of any cause of action which the Debtor has or may have and which may not have been enforced or prosecuted by the Debtor, which cause of action shall survive Confirmation of the Plan and shall not be affected thereby except as specifically provided herein.

                  12.2 General Retention. Following the Confirmation of the Plan, the administration of the Reorganization Case will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Trust shall be subject to the continuing jurisdiction of the Bankruptcy Court in accordance with the requirements of section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court shall also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims which have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Debtor to object to, or examine, any Claim for the purposes of voting, shall not be deemed a waiver of the right of the Debtor, Reorganized Fuller-Austin, or the Trust, as the case may be, to object to or re-examine such Claim in whole or part.

                  12.3 Specific Purposes. In addition to the foregoing, the Bankruptcy Court shall retain jurisdiction for the following specific purposes after Confirmation:

                           (a)      to modify the Plan after  Confirmation,
pursuant to the provisions of the Bankruptcy  Code and the Bankruptcy Rules;

                           (b)  to  correct  any  defect,   cure  any  omission,
reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Trust Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

                           (c)      to assure the performance by the Disbursing
Agent and the Trust of their respective obligations to make distributions under the Plan;

                           (d)      to enforce and interpret the terms and
conditions of the Plan Documents;

                           (e) to enter such orders or judgments, including, but
not limited to, injunctions (i) as are necessary
to enforce the title, rights, and powers of the Debtor, Reorganized Fuller-Austin, and the Trust and (ii) as are necessary to enable holders of

Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

                           (f)      to hear and  determine  any  motions  or
contested matters involving taxes, tax refunds, tax attributes, tax benefits, and similar or related matters with respect to the Debtor, Reorganized Fuller-Austin, or the Trust arising on or prior to the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Case;

                           (g)      to hear and determine all  applications  for
compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

                           (h) to  hear  and  determine  any  causes  of  action
arising during the period from the Petition Date through the Effective Date;

                           (i)      to hear and determine any cause of action
in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtor, Reorganized Fuller-Austin, DynCorp, the Committee, the TA, the Trust, the Trustees, or the Legal Representative and their respective officers, directors, stockholders, employees, members, attorneys, accountants, financial advisors, representatives, and agents;

                           (j)      to  hear and determine any and all motions
pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

                           (k) to hear and determine  such other matters and for
such other purposes as may be provided in the Confirmation Order;

                           (l)      to  consider  and act on the compromise and
settlement of any Claim against or Interest in the Debtor or its Estate including, without limitation, any disputes relating to the Administrative Claims Bar Date and the Unsecured Claims Bar Date;

                           (m)      to hear and determine all questions and
disputes regarding title to the assets of the Debtor, its Estate, or the Trust;

                           (n) to hear and determine all matters, questions, and
disputes with respect to the Aggregate Asbestos
Claim and direct causes of action brought by the Trust or Reorganized Fuller-Austin, including without limitation extra-contractual causes of action, against the Asbestos Insurance Companies;

                           (o)      to hear and determine any other matters
related hereto, including the implementation and enforcement of all orders entered by the Bankruptcy Court in this Reorganization Case;

                           (p) to retain continuing  jurisdiction with regard to
the Trust sufficient to satisfy the requirements of Treas. Reg. Section 1.468B-1(c)(1);

                           (q) to hear and determine any and all applications
brought by the Trustees to amend, modify, alter, or repeal any provision of the Trust Agreement or the CRP pursuant to Section 7.3 of the Trust Agreement or Section 7.1 of the CRP, respectively; and

                           (r)  to enter such orders as are necessary to
implement and enforce the Injunctions and the other injunctions described herein, including, without limitation, orders extending the protections afforded by section 524(g) to the Settling Asbestos Insurance Companies.

                  12.4 Interpretation of Certain Terms. When used in the Plan, the term "Claim" shall be broadly construed to include all manner and type of claim, whenever and wherever such claim may arise, and shall include, but not be limited to, Asbestos Claims. Likewise, when used in the Plan, the term "Asbestos Claim" shall be broadly construed and shall include, but not be limited to, claims that may or may not presently constitute "claims" within the meaning of section 101(5) of the Bankruptcy Code and demands that may or may not constitute "demands" within the meaning of section 524(g)(5) of the Bankruptcy Code.

                  12.5 The Committee And The Legal Representative. The Committee and the Legal Representative shall continue in existence until the Effective Date, with the Debtor to pay the reasonable fees and expenses of the Committee and the Legal Representative through that date as well, in accordance with any fee and expense procedures promulgated during the Reorganization Case. After the Effective Date, the Legal Representative shall continue in existence and the rights, duties and responsibilities of the Legal Representative shall be as set forth in the Trust Documents. On the Effective Date, the Committee shall be dissolved and the members, attorneys, accountants, and other professionals thereof shall be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Case.

                  12.6 Revocation Of Plan. The Debtor reserves the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Debtor revokes or withdraws the Plan, or if Confirmation does not occur, then, with respect to all Parties in Interest, the Plan and the DynCorp Settlement Agreement shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other Entity or to prejudice in any manner the rights of the Debtor or such Entity in any further proceedings involving the Debtor.

                  12.7 Modification Of Plan. Subject to the terms of the DynCorp Settlement Agreement, the Debtor may propose amendments to or modifications of the Plan under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Debtor may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan so long as the interests of DynCorp, as determined by DynCorp, and of the holders of Allowed Claims are not adversely affected. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation no Plan Document shall be modified, supplemented, changed or amended in any material respect except with the consent of DynCorp (to the extent that any such modification, supplementation, change, or amendment impairs or affects DynCorp's rights under the Plan Documents) and Fuller-Austin as Debtor, and after the Effective Date as Reorganized Fuller-Austin. In the event of a conflict between the terms or provisions of the Plan and the Trust Documents, the terms of the Plan shall control the Trust Documents. In the event of a conflict between the terms of the Plan Documents and the terms of the DynCorp Settlement Agreement, the terms of the DynCorp Settlement Agreement shall control.

                  12.8 Modification Of Payment Terms. The Debtor reserves the right to modify the treatment of any Allowed Claim, as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim.

                  12.9 Entire Agreement. The Plan Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

                  12.9.1 Maintenance of the Coverage Litigation. Notwithstanding any other provision in this Plan, all claims and defenses of any Asbestos Insurance Company that is a party to the Coverage Litigation shall be adjudicated in the Coverage Litigation, and all rights of the Asbestos Insurance Companies under the Asbestos Insurance Policies shall remain unaffected by the Plan or the Confirmation Order.

                  12.10 Severability. Subject to the terms of the DynCorp Settlement Agreement, and except as provided therein, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Plan; provided, however, that upon any such determination of unenforceability, DynCorp, the Legal Representative, and the Committee have the right to object in writing to such determination prior to the Effective Date. In the event of such an objection, the remaining provisions of the Plan shall not be enforceable or given operative effect and Confirmation shall not be effective without further order of the Bankruptcy Court. Notwithstanding the foregoing, neither DynCorp, the Legal Representative, nor the Committee shall have the right to object to any finding of unenforceability of, or the modification of, any provision of the Plan wherein the Bankruptcy Court's discretion to modify the Plan is explicitly authorized.

                  12.11  Headings.   Headings  are  utilized  in  the  Plan  for
convenience and reference only and shall not constitute a part of the Plan for any other purpose.

                  12.13 Unsecured Claims Bar Date. The Debtor shall seek from the Bankruptcy Court a bar date that is prior to the Confirmation Hearing for Class 3 Unsecured Claims. The Debtor, the Trust, and any other party in interest will have thirty days after the Unsecured Claims Bar Date to review and object to such Claims before a hearing for determination of such Unsecured Claims can be held by the Bankruptcy Court; provided, however, that such thirty day period of review may be extended by the Bankruptcy Court upon the request of the Debtor or the Trust.

                  12.13 Administrative Claims Bar Date. Unless otherwise ordered by the Bankruptcy Court, the Confirmation Order shall operate to set a bar date for Administrative Claims, which bar date shall be the first Business Day that is at least forty-five days after the Effective Date. Claimants holding Administrative Claims against the Debtor not paid on the Effective Date may submit a Request for Payment of Administrative Expense on or before such bar date. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002 and 3020(c) will set forth such date and constitute notice of the Administrative Claims Bar Date. The Debtor and any other party in interest will have thirty days after the Administrative Claims Bar Date to review and object to such Claims before a hearing for determination of such Administrative Claims is held by the Bankruptcy Court, provided that such thirty day period of review may be extended by the Bankruptcy Court upon the request of the Debtor.

                  12.14 Governing Law. Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  12.15 Consent To Jurisdiction. Upon default under the Plan, the Debtor, Reorganized Fuller-Austin, DynCorp, the Trust, and the Trustees consent to the jurisdiction of the Bankruptcy Court, or any successor thereto, and agree that it shall be the preferred forum for all proceedings relating to such default.

                  12.16 Setoffs. Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtor or the Trust, as applicable, may, but shall not be required to, setoff against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtor may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim that the Debtor may have against such holder.

                  12.17 Successors And Assigns. The rights, duties, and obligations of any Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

                  12.18 Non-Debtor Waiver of Rights. Non-debtor parties shall have the right to voluntarily waive any rights, benefits or protections that are afforded to them under the provisions of the Plan or any order issued in furtherance of the Plan, and such waiver shall supersede such rights, benefits or protections. Any such waiver shall only be effective if such party expressly and specifically waives in writing one or more of such rights, benefits or protections.

                           Notices. All notices, requests, elections, or demands
in connection with the Plan shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to:

                  12.19    If to the Debtor:

                                    Young Conaway Stargatt & Taylor, LLP
                                    11th Floor, Rodney Square North
                                    P.O. Box 391
                                    Wilmington, Delaware  19801-0391
                                    Attn:  James L. Patton, Jr., Esq.

Dated:     June 26, 1998

                    GLOSSARY OF TERMS FOR THE PLAN DOCUMENTS
                  PURSUANT TO THE PLAN OF REORGANIZATION UNDER
                   CHAPTER 11 OF THE UNITED STATES BANKRUPTCY
                    CODE FOR FULLER-AUSTIN INSULATION COMPANY

                                   DEFINITIONS

                  Unless the context requires otherwise, the following terms shall have the following meanings when used with the initial letter capitalized. Such meanings shall be equally applicable to both the singular and plural forms of such terms. Any term used in capitalized form that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term by the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity). The rules of construction set forth in section 102 of the Bankruptcy Code shall apply in construction of the Plan Documents. All references to the "Plan" herein shall be construed, where applicable, to include references to the Plan and all its exhibits, appendices, schedules, and annexes (and any amendments thereto made in accordance with the Bankruptcy Code).

                           "Additional  Indemnitees" means (a) each member of
the  Committee,  the  Legal  Representative,  the TA, Reorganized Fuller-Austin,
DynCorp,  and  their  respective   professionals, officers, and directors,  and
(b) the Appalachian Insurance Company, with rights of indemnification, hold harmless, and defense, as to the matters set forth in paragraph 21 of the Settlement Agreement for the Release of All Claims and All Policy Obligations, dated October 14, 1998, which matter is encompassed within the liquidation of Asbestos Claims.

                           "Administrative Claim" means any claim for the
payment of an Administrative Expense.

                           "Administrative  Expense" means (a) any cost or
expense of administration of the  Reorganization  Case under section 503(b) of the Bankruptcy Code including, but not limited to (1) any actual and necessary postpetition cost or expense of preserving the Estate or operating the business of the Debtor, (2) any payment to be made under the Plan to cure a default on an assumed executory contract or unexpired lease, (3) any postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtor in the ordinary course of business, and (4) compensation or reimbursement of expenses of professionals to the extent allowed by the Bankruptcy Court under sections 330(a) or 331 of the Bankruptcy Code, and
(b) any fee or charge assessed against the Estate under 28 U.S.C. ss. 1930.

                           "Affiliate"  shall have the meaning  ascribed to such
term in section 101(2) of the Bankruptcy Code.

                           "Aggregate Claims Amount" means, with respect to any
Class or Classes of Claims, the total amount of Claims (including estimated amounts of any unliquidated, contingent or Disputed Claims, but excluding disallowed Claims) in such Class or Classes.

                           "Allowed"  means,  with respect to any Claim (other
than a Disputed Claim or an Asbestos Claim) or Interest,
(a) any Claim or Interest, proof of which was timely filed with the Bankruptcy Court or its duly appointed claims agent, or, by order of the Bankruptcy Court, was not required to be filed, or (b) any Claim or Interest that has been, or hereafter is, listed in the Schedules as liquidated in amount and not disputed or contingent, and, in (a) and (b) above, as to which either (1) no objection to the allowance thereof has been filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court or (2) the Claim or Interest has been allowed by a Final Order (but only to the extent so allowed). "Allowed" means, with respect to any Asbestos Claim, any Asbestos Claim that is liquidated and allowed pursuant to the CRP, or, if applicable, pursuant to a Final Order of the Bankruptcy Court (but only to the extent so allowed).

                           "Allowed Amount" means the sum at which a Claim is
Allowed.

                           "Allowed  Liquidated  Value" means such scheduled
value of Asbestos Claims and Demands made pursuant to the CRP, and subject to modification thereunder, that represent the equitable settlement values for claims that satisfy the typical criteria for a particular asbestos-related disease.

                           "Approving Entities" means the Legal Representative
and the TA.

                           "Asbestos Claim" means (a) any claim or demand
(including, but not limited to, any Claim, Bonded Claim, or Demand) whenever and wherever arising or asserted against the Debtor, its predecessors, successors, subsidiaries or Affiliates, or its present or former officers, directors or employees and (b) any debt, obligation or liability (whether
or  not  reduced  to  judgment,   liquidated,   unliquidated,   fixed,
contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), whenever and wherever arising or asserted, of the Debtor, its predecessors, successors, subsidiaries or Affiliates, or its present or former officers, directors or employees (including, but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty); in either case (a) or (b) for, relating to, or arising by reason of, directly or indirectly, physical, emotional, bodily or other personal injury or damages (including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) whether or not diagnosable or manifested before the Confirmation of the Plan or the close of the Reorganization Case, (x) caused or allegedly caused, in whole or in part, directly or indirectly (i) by asbestos or asbestos-containing products sold, installed, or removed by Fuller-Austin (ii) by services, actions, or operations provided, completed or taken by
Fuller-Austin in connection with asbestos or  asbestos-containing  products,  or
(y) caused or allegedly caused by asbestos for which Fuller-Austin is otherwise liable under any applicable law, whether or not arising or allegedly arising, directly or indirectly, from acts or omissions of the Debtor, its predecessors, subsidiaries or Affiliates, or its present or former officers, directors or employees, or any other Entity for or with which the Debtor or its successors are or may be liable, including, but not limited to, Indirect Asbestos Claims, Asbestos Expenses, and Derivative Asbestos Claims.

                           "Asbestos Claimant" means the holder of an Asbestos
Claim.

                           "Asbestos  Expenses"  means all  costs,  taxes and
expenses  of or  imposed  on the Trust  attributable  or allocable to Asbestos
Claims,   including,   but  not  limited  to:  trustee
compensation; employee compensation; compensation to the Legal Representative and his professionals; compensation to the TA and his professionals; insurance premiums; legal, accounting and other professional fees and expenses; overhead; and disbursements and expenses relating to the implementation of the CRP, but excluding payments to holders of Asbestos Claims on account of such Claims or reimbursements of such payments.

                           "Asbestos  In-Place  Insurance  Coverage"  means any
insurance coverage, not reduced to Cash settlement proceeds, available for the payment or reimbursement of liability, indemnity or defense costs arising from or related to Asbestos Claims or Trust Expenses under any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement.

                           "Asbestos  Insurance  Action"  means any  claim,
cause of action,  or right of  Fuller-Austin  against  any
Asbestos Insurance Company, including without limitation, the Coverage Litigation, arising from or related to: (a) any such Asbestos Insurance Company's failure to provide or pay under Asbestos In-Place Insurance Coverage,
(b) the refusal of any Asbestos Insurance Company to compromise and settle any Asbestos Claim under or pursuant to any Asbestos Insurance Policy, or (c) the interpretation or enforcement of the terms of any Asbestos Insurance Policy with respect to any Asbestos Claim.

                           "Asbestos  Insurance  Action  Recoveries"  means (a)
certain Cash derived from and paid pursuant to Asbestos
Insurance Settlement  Agreements entered into prior to the Confirmation Hearing,
(b) the right to receive proceeds of Asbestos In-Place Insurance  Coverage,  and
(c) the right to receive the proceeds or benefits of any Asbestos Insurance Action.

                           "Asbestos  Insurance Company" means any insurance
company, insurance broker, guaranty association or any other Entity with demonstrated or potential liability to the Debtor, Reorganized Fuller-Austin, DynCorp or the Trust under an Asbestos Insurance Policy.

                           "Asbestos  Insurance  Policy"  means any  insurance
policy in effect at any time on or before the Effective Date which may afford the Debtor indemnity or insurance coverage, upon which any claim has beenor may be made with respect to any Asbestos Claim.

                           "Asbestos Insurance Settlement  Agreement" means any
settlement agreement with a Settling Asbestos Insurance Company relating to any Asbestos Claim.

                  19a. "Asbestos Property Damage Claim" means (a) any claim (including, but not limited to, any Claim) whenever and wherever arising or asserted against the Debtor, its predecessors, successors, subsidiaries, or Affiliates, or its present or former officers, directors, or employees and (b) any debt, obligation, or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured, or unsecured), whenever and wherever arising or asserted, of the Debtor, its predecessors, successors, subsidiaries or Affiliates, or its present or former officers, directors, or employees (including, but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty); in either case (a) or (b) for , relating to, or arising by reason of directly or indirectly, property damage (including, but not limited to, diminution in the value thereof) or economic loss related thereto (including, but not limited to, any claim for compensatory damages, proximate, consequential, general, special, or punitive damages, reimbursement, indemnity, warranty, contribution, or subrogation) caused or allegedly caused, in whole or in part, directly or indirectly, by the presence of asbestos or asbestos-containing products in or on buildings or other property, whether or not arising or allegedly arising, directly or indirectly, from acts or omissions of the Debtor, its predecessors, subsidiaries, or Affiliates, or its present or former officers, directors, or employees, or any other Entity for or with which the Debtor or its successor is or may be liable, including, but not limited to Indirect Asbestos Claims arising from or relating to Asbestos Property Damage Claims.

                           "Asbestos-Related  Disease  Categories" means those
groups of common asbestos-related medical conditions, based upon historic data, that have been incorporated into the CRP in order to facilitate the expedient and efficient processing and liquidation of Asbestos Claims.

                           "Bankruptcy  Code" means title 11 of the United
States Code, 11 U.S.C.ss.ss. 101, et seq., as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Case.

                           "Bankruptcy Court" means the United States Bankruptcy
Court for the District of Delaware, or, as the circumstances or context requires, the District Court.

                           "Bankruptcy  Rules" means the Federal  Rules of
Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Case.

                           "Bonded Claim" means any Asbestos  Claim relating to
a judgment as to which, but only to the extent that, a supersedeas bond was posted by or on behalf of the Debtor, provided and to the extent that the Bankruptcy Court determines by Final Order, or the Trustees and the holder of such Bonded Asbestos Claim agree, that such holder is entitled to some or all of (a) the proceeds of the supersedeas bond including, as such supersedeas bond may be increased by the Debtor pursuant to Final Order of the Bankruptcy Court, or (b) any other assets provided by the Debtor pursuant to Final Order of the Bankruptcy Court to protect such holder.

                           "Business  Day" means any day other than a  Saturday,
Sunday or legal  holiday  (as such term is defined in Bankruptcy Rule 9006(a)).

                           "Cash" means lawful currency of the United States of
America and its equivalents.

                           "Categorization Criteria" means the criteria set
forth in Section 4.3 of the CRP.

                           "Claim" shall have the meaning  ascribed to such term
in section 101(5) of the Bankruptcy Code, and further shall include, but not be limited to, Asbestos Claims and interests (other than Interests), and Asbestos Property Damage Claims.

                           "Claims Materials" means the documents,  including
descriptions of the CRP, instructions, and a claim form, developed by the Trustees to be sent to persons holding Asbestos Claims.

                           "Class" means a category of Claims or Interests, as
classified in Article 2 of the Plan.

                           "Closing" means the closing of the DynCorp Settlement
Agreement,  in  accordance  with and subject to its terms and conditions.

                           "Committee"  means the Asbestos Claimants Committee
created prior to the Petition Date and, if the context requires, the Asbestos Claimants Committee appointed in the Reorganization Case by the United States Trustee.

                           "Confirmation" or "Confirmation of the Plan" means
 the approval of the Plan by the Bankruptcy Court at the Confirmation Hearing.

                           "Confirmation  Date"  means  the date on which  the
Confirmation  Order is  entered  on the  docket  of the Bankruptcy Court.

                           "Confirmation  Hearing" means the hearing(s) which
will be held before the Bankruptcy Court in which the Debtor will seek Confirmation of the Plan.

                           "Confirmation  Order" means the order of the
Bankruptcy Court confirming the Plan pursuant to section 1129 and other applicable sections of the Bankruptcy Code.

                           "Core Business" means that certain  income-producing
real property, owned in fee simple by Fuller-Austin, located in Norco, California.

                           "Coverage  Litigation"  means that certain  civil
action styled Fuller-Austin Insulation Co., et al. v. Firemen's Fund Insurance Co., et al., Case No. BC-116-835, pending in the Superior Court of California, in which Fuller-Austin, among others, seeks to determine the extent of insurance coverage for defense of and liability for Asbestos Claims, and related issues.

                           "CRP" means the Claims  Resolution  Procedures
substantially in the form attached as Annex B to the Trust Agreement, as may be modified from time to time.

                           "Debtor" means Fuller-Austin.

                           "Debtor in Possession" means Fuller-Austin.

                           "Demand" means a demand for payment,  present or
future,  that (a) was not a Claim during the Reorganization
Case, (b) arises out of the same or similar conduct or events that gave rise to Asbestos Claims and (c) pursuant to the Plan is to be paid by the Trust.

                           "Derivative  Asbestos  Claims" means any claims,
liabilities  or causes of action that may now or hereafter
arise directly or as derivative claims, including claims in the nature of fraudulent transfer, successorship, veil piercing or alter ego-type claims, against the Released DynCorp Parties and in favor of Fuller-Austin or holders of Asbestos Claims. For the purpose of this definition, "fraudulent transfer, successorship, veil piercing or alter ego-type claims" shall include but not be limited to fraudulent transfer or fraudulent conveyance claims under applicable state or federal law, denuding the corporation claims, single business enterprise claims, corporate trust fund claims, creditor claims against any of the Released DynCorp Parties which are or become property of Fuller-Austin's bankruptcy estate, claims asserted by or on behalf of Fuller-Austin or by any other party, against any of the Released DynCorp Parties, alleging that Fuller-Austin was the mere instrumentality, agent, or alter ego of DynCorp or such Parties, or that DynCorp or such Parties, as a result of domination and control or control or potential control over Fuller-Austin, should directly or indirectly be liable for Asbestos Claims or other claims that have their origins in acts or omissions of Fuller-Austin, or that DynCorp or any of the Released DynCorp Parties were "successors in interest" to Fuller-Austin and accordingly responsible and liable for certain or all of Fuller-Austin's obligations and legal liabilities.

                           "Direct  Action"  means any cause of action or right
to bring a cause of action possessed by an Asbestos Claimant against an Asbestos Insurance Company on account of such Asbestos Claimant's Asbestos Claim, whether arising by contract or under the laws of any jurisdiction.

                           "Disbursing  Agent" means  Reorganized Fuller-Austin
or any Person selected by Reorganized Fuller-Austin (with approval of the Bankruptcy Court) to hold and distribute the consideration to be distributed to the holders of Allowed Claims (other than Allowed Asbestos Claims)under the Plan.

                          "Discharge Injunction" means the injunction described
in Article 10.2 of the Plan.

                           "Disclosure  Statement"  means the  Disclosure
Statement with Respect to the Plan Of Reorganization Under Chapter 11 of the United States Bankruptcy Code for Fuller-Austin Insulation Company, dated June 15, 1998, including all exhibits, appendices, schedules and annexes attached thereto, as submitted by the Plan Proponent pursuant to section 1125 of the Bankruptcy Code and approved by the Bankruptcy Court, as such Disclosure Statement may be further amended, supplemented or modified from time to time.

                           "Disputed  Claim"  means any Claim that has not been
allowed by a Final Order as to which (a) a Proof of Claim has been filed with the Bankruptcy Court or its duly appointed claims agent, or is deemed filed under applicable law or order of the Bankruptcy Court, and (b) an objection has been or may be timely filed or deemed filed under applicable law and any such objection has not been (1) withdrawn, (2) overruled or denied by a Final Order or (3) granted by a Final Order. For purposes of the Plan, a Claim that has not been Allowed by a Final Order shall be considered a Disputed Claim, whether or not an objection has been or may be timely filed, if
(A) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled in the Schedules, (B) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim scheduled in the Schedules, (C) any corresponding Claim has been scheduled in the Schedules as disputed, contingent or unliquidated, (D) no corresponding Claim has been scheduled in the Schedules or (E) such Claim is reflected as unliquidated or contingent in the Proof of Claim filed in respect thereof.

                           "Distribution  Date" means, when used with respect to
an Allowed Claim (other than an Asbestos Claim), the date which is as soon as reasonably practicable after the later of: (a) the Effective Date, and (b) the first Business Day of the next calendar quarter after the date upon which the Claim becomes Allowed, unless the Claim becomes Allowed within fifteen Business Days before the first Business Day of the next calendar quarter, in which case the Distribution Date shall be the first Business Day of the next succeeding calendar quarter.

                           "District  Court" means the United States  District
Court for the District of Delaware, or the unit thereof having jurisdiction over the matter in question.

                           "DynCorp"  means  DynCorp,  a  Delaware   corporation
and  its  officers,   directors,   employees,   legal representatives,  agents,
and Affiliates other than Fuller-Austin and Fuller-Austin's predecessors and successors, including without limitation, Solar Insulators.

                           "DynCorp  Indemnified Claim" means any action taken
against any of the Released Fuller-Austin Parties that would obligate DynCorp to defend or indemnify any such party in accordance with the DynCorp Settlement
 Agreement; provided, however, that any such DynCorp obligation shall not be construed in any way to diminish any obligation of any Asbestos Insurance Company to DynCorp, the Debtor, Reorganized Fuller-Austin, or the Trust.

                           "DynCorp Release" means the release by Fuller-Austin
of DynCorp pursuant to the DynCorp Settlement Agreement, appended thereto as Exhibit A; provided, however, that the "DynCorp Release" shall not be construed as a release of any insuring obligation of any Asbestos Insurance Company owed to DynCorp, the Debtor, Reorganized Fuller-Austin or the Trust.

                           "DynCorp  Settlement  Agreement" means the Settlement
Agreement between DynCorp and the Debtor attached to the Plan as Exhibit 6.

                           "Effective Date" means, and shall occur on, the first
Business Day immediately following the first day upon which all of the conditions to occurrence of the Effective Date contained in Article 7.2 of the Plan have been satisfied or waived pursuant to Article 7.2.

                           "Entity" means any Person, estate, trust,
Governmental Unit, or the United States Trustee.

                           "Environmental Laws" means (a) the Comprehensive
Environmental Response,  Compensation and Liability Act of
1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. ss.ss. 6901, et seq., (c) the Clean Air Act, 42 U.S.C. ss.ss. 7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq., (f) all statutes or laws issued or promulgated by any Governmental Unit, as they may be amended from time to time, relating to environmental contamination or pollution, air pollution, water pollution, noise control and/or the handling, discharge, existence, release, disposal or recovery of on-site or off-site hazardous, toxic or dangerous wastes, substances, chemicals or materials, and (g) the ordinances, rules, regulations, orders, notices of violation, requests, demands and requirements issued or promulgated by any Governmental Unit in connection with such statutes or laws.

                           "Estate" means the estate created for the Debtor  by
section 541 of the Bankruptcy Code upon the commencement of its Reorganization Case.

                           "Excess  Cash" means all Cash held by  Fuller-Austin
in excess of that amount it determines is necessary to meet its obligations under this Plan and its ongoing operations.

                           "Exigent Health Claim" means an Asbestos Claim
determined, in accordance with Section 4.3(m) of the CRP, to be held by a claimant who has terminal mesothelioma.

                           "Extreme Hardship Claim" means an Asbestos Claim
determined, in accordance with Section 4.3(m) of the CRP, to be held by a claimant in need of exceptional and immediate financial assistance.

                           "Final Order" means an order,  the  implementation,
operation or effect of which has not been stayed and as to which order (or any revision, modification or amendment thereof) the time to appeal or seek review, rehearing or writ of certiorari has expired and as to which no appeal or petition for review, reconsideration, rehearing or certiorari has been taken and is pending. Provided, however, that if such action has been taken relating to the DynCorp Settlement Agreement, such appeal or petition for review, reconsideration, rehearing, or certiorari has been resolved in a manner satisfactory to DynCorp's counsel, or, in the sole discretion of DynCorp's counsel, such appeal, review, or reconsideration will not result in an order which will have an adverse effect on DynCorp.

                           "Fuller-Austin" means Fuller-Austin Insulation
Company, a Delaware corporation. Fuller-Austin is a wholly owned subsidiary of DynCorp.

                           "Fuller-Austin  Release" means the release by DynCorp
of Fuller-Austin pursuant to the DynCorp Settlement Agreement, appended thereto as Exhibit B; provided, however, that the "Fuller-Austin Release" shall not be construed as a release of any insuring obligation of any Asbestos Insurance Company owed to DynCorp, the Debtor, Reorganized Fuller-Austin, or the Trust.

                           "Glossary" means this Glossary of Terms for the Plan
Documents Pursuant to the Plan of Reorganization  Under
Chapter 11 of the United States Bankruptcy Code for Fuller-Austin Insulation Company substantially in the form attached as Exhibit 1 to the Plan, as may be modified from time to time.

                           "Governmental  Unit" means any  domestic,  foreign,
provincial, federal, state, local or municipal (a) government, or (b) governmental agency, commission, department, bureau, ministry or other governmental entity.

                           "Immediately Available  Fuller-Austin  Coverage"
means approximately $250,000,000 of DynCorp excess general comprehensive liability product and completed operations insurance coverage under which Fuller-Austin is named as an additional insured, such policies being specifically identified in Exhibit G appended to the DynCorp Settlement Agreement.

                           "Indirect  Asbestos  Claim" means any Claim based on
a right of contribution, reimbursement, subrogation, indemnity, or verile share (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other derivative or indirect Claim of any kind whatsoever, whether in the nature of or sounding in contract, tort, warranty or any other theory of law, equity or admiralty, arising out of or related to an Asbestos Claim.

                           "Indirect Claimant" means the holder of an Indirect
Asbestos Claim.

                           "Initial Payment Sum Percentage" means the first
Payment Sum Percentage  determined  pursuant to Section 3.1 of the CRP.

                           "Injunctions" means the Discharge Injunction, the
Supplemental Injunction, the Third Party Injunction, the Asbestos Insurance Company Injunction, and any other injunctions entered by Order of the Bankruptcy Court or the District Court in these cases.

                           "Intercompany  Claims"  means  (a) all  claims by
and between Fuller-Austin and DynCorp, each against the other, and (b) all claims by and between Fuller-Austin and other affiliates of DynCorp, each against the other.

                           "Interest"  means any equity interest in the Debtor
represented by the Common Stock of Fuller-Austin existing on the Petition Date.

                           "Interested Parties" means Fuller-Austin, DynCorp,
the Committee and the Legal Representative.

                           "IRC" means the Internal Revenue Code of 1986, as
amended.

                           "Legal  Representative"  means the Legal
Representative for Unknown Asbestos  Claimants,  who shall be Eric
Green, Esquire, or such other individual appointed by the Bankruptcy Court, pursuant to section 524(g) of the Bankruptcy Code, and who is to protect the rights of persons that might subsequently assert demands.

                           "Lien" means, with respect to any asset or property,
any mortgage, lien, pledge, charge, security interest, encumbrance or other security device of any kind pertaining to or affecting such asset or property.

                           "Managing  Trustee"  means the Trustee  elected
pursuant to the unanimous vote of the Trustees who shall perform the primary administrative duties of the Trustees.

                           "Moody's" means Moody's Investors Services, Inc.

                           "Non-Compensatory  Damages" means any and all damages
awarded by a court of competent jurisdiction that are penal in nature, including, without limitation, punitive, punitory, exemplary, vindictive, imaginary, or presumptive damages.

                           "Notice Recipients" means the Debtor or Reorganized
Fuller-Austin, the Trust, the Legal Representative,  and the TA.

                           "Operating  Lease"  means the lease  agreement
between Fuller-Austin as lessor and DynCorp as lessee of certain income producing property in the form appended to the DynCorp Settlement
Agreement as Exhibit D.

                           "Pari Passu" means the same proportion an Allowed
 Claim in a particular Class bears to the Aggregate Claims Amount of all Claims in such Class.

                           "Payment  Sum  Percentage"  means the portion of all
Asbestos Claims that the Trust will have sufficient assets to pay. The "Payment Sum Percentage" is to be determined and periodically reviewed and modified by the Trustees, with the consent of the Approving Entities, pursuant to the CRP. The term "Payment Sum Percentage" shall include the Initial Payment Sum Percentage.

                           "Person" means any person, individual,  partnership,
corporation, limited liability company, joint venture company, association or other entity or being of whatever kind, whether or not operating or existing for profit, including, but not limited to, any "person" as such term is defined in section 101(41) of the Bankruptcy Code, but excluding any Governmental Unit.

                           "Petition  Date" means September 4, 1998, the date on
which the Reorganization Case was commenced.

                           "Plan"  means  the  Plan of  Reorganization  Under
Chapter  11 of the  United  States  Bankruptcy  Code for
Fuller-Austin Insulation Company, and any amendments thereto made in accordance with the Bankruptcy Code.

                           "Plan  Documents"  means the Plan, the DynCorp
 Settlement Agreement, and all documents, attachments and exhibits thereto, including, but not limited to, the Trust Documents, and any amendments thereto made in accordance with the Bankruptcy Code, that aid in effectuating the Plan, which documents, attachments, and exhibits shall be filed by the Debtor with the Bankruptcy Court.

                           "Plan Proponent" means Fuller-Austin.

                           "Priority Claim" means any Claim (other than an
Administrative Claim or a Priority Tax Claim) to the extent such Claim is entitled to a priority in payment under section 507(a) of the Bankruptcy Code.

                           "Priority  Tax Claim"  means any Claim to the extent
  that such Claim is  entitled  to a priority in payment under section 507(a)
(8) of the Bankruptcy Code.

                           "Proof of Claim"  means any proof of claim  filed
with the Bankruptcy Court or its duly appointed claims agent with respect to the Debtor pursuant to Bankruptcy Rules 3001 or 3002.

                           "Protected Party" means any of the following parties:

                           (a)      the Debtor,  Reorganized Fuller-Austin,
DynCorp, the Committee, and the Legal Representative, and any of their post-Confirmation Date officers, directors, agents, employees, members,
representatives,   advisors,  financial  advisors,   accountants  and
attorneys;

                           (b)      the Trust, and any of its Trustees,
officers, directors, agents, employees, representatives, advisors, financial advisors, accountants and attorneys;

                           (c) any Entity  that,  pursuant  to the Plan or after
the Confirmation Date, becomes a direct or indirect transferee of, or successor to, the Transferred Business;

                           (d)      each Settling Asbestos Insurance Company
named in the Confirmation Order.

                           "Released Claims" means any and all claims and causes
 of action of any nature that  Fuller-Austin may now or
in the future have against any of the Released DynCorp Parties, including specifically (a) claims, liabilities or causes of action related to any and all intercompany dealings between DynCorp and/or its affiliates, and Fuller-Austin, including any and all claims of any nature arising out of or related to Asbestos Claims or Asbestos Claimants, (b) any claims, liabilities or causes of action that may now or hereafter arise directly or as derivative claims, including claims in the nature of fraudulent transfer, successorship, veil piercing or alter ego-type claims, and (c) any claims related to insurance or the placement of insurance coverage under which Fuller-Austin is or was an additional insured. For the purpose of this definition, "fraudulent transfer, successorship, veil piercing or alter ego-type claims" shall include but not be limited to creditor claims against any of the Released DynCorp Parties, which are or become property of Fuller-Austin's bankruptcy estate, such as fraudulent transfer or fraudulent conveyance claims under applicable state or federal law, denuding the corporation claims, single business enterprise claims, corporate trust fund claims, claims asserted by or on behalf of Fuller-Austin or by any other party, against any of the Released DynCorp Parties, alleging that Fuller-Austin was the mere instrumentality, agent, or alter ego of DynCorp or such Parties, or that DynCorp or such Parties, as a result of domination and control or control or potential control over Fuller-Austin, should directly or indirectly be liable for Asbestos Claims or other claims that have their origins in acts or omissions of Fuller-Austin, or that DynCorp or any of the Released DynCorp Parties were "successors in interest" to Fuller-Austin and accordingly responsible and liable for certain or all of Fuller-Austin's obligations and legal liabilities. The foregoing, however, shall in no way affect Fuller-Austin's rights under the DynCorp Settlement Agreement, or the lease of the Norco, California property.

                           "Released DynCorp Parties" means DynCorp and its
officers,  directors,  employees, legal representatives and agents.

                           "Released  Fuller-Austin  Parties" means Fuller-
Austin and all of its predecessors in interest, and its and their officers, directors, employees, agents, and legal representatives.

                           "Released Non-Debtor Parties" means (a) DynCorp,
 its successors and assigns, present and former directors, officers, agents, attorneys, accountants, financial advisors, investment bankers and employees, (b) the Committee, its members, representatives, professionals, and experts, (c) the Legal Representative, his or her professionals and experts, and (d) the Settling Asbestos Insurance Companies, named in the Confirmation Order and subject to the terms of the Asbestos Insurance Settlement Agreement to which such Settling Asbestos Insurance Company is a party.

                           "Released  Party"  means  each of  (a) the  Debtor,
Reorganized Fuller-Austin and DynCorp, any of their respective successors or assigns and each of their present and former directors, officers, agents, attorneys, accountants, financial advisors, investment bankers and employees,
(b) the Committee, its members and representatives, and the Legal Representative, (c) the professionals or experts retained by any of the Debtor, the Committee, or the Legal Representative, and (d) the Settling Asbestos Insurance Companies named in the Confirmation Order (but only to the extent such Settling Asbestos Insurance Companies specifically contracted (i) to obtain the benefits of the Supplemental Injunction, (ii) to be a Released Party, or (iii) is Security Insurance Company of Hartford, The Connecticut Indemnity Company,
Appalachian Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pennsylvania, American Home Assurance Company, Lexington Insurance Company, Employers Insurance of Wausau, A Mutual Company).

                           "Reorganization  Case" means the case under chapter
11 of the Bankruptcy Code before the Bankruptcy Court styled In re Fuller-Austin Insulation Co., Case No. 98-2038 (JJF).

                           "Reorganized  Fuller-Austin  Common Stock" means all
of the issued and outstanding shares of common stock of Reorganized Fuller-
Austin.

                           "S&P's" means Standard & Poor's Corporation.

                           "Schedules"  means the  Schedules,  Statements  and
Lists filed by the Debtor with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, if such documents are filed, as they have been and may be amended or supplemented from time to time.

                           "Secured  Claim" means any Claim that is  (a) secured
in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under section 553 of the Bankruptcy Code, but, with respect to both (a) and (b) above, only to the extent of the value, net of any senior Lien, of the Estate's interest in the assets or property securing any such Claim or the amount subject to setoff, as the case may be.

                           "Settling  Asbestos  Insurance  Company"  means any
Asbestos Insurance Company that has entered into an Asbestos Insurance Settlement Agreement that is sufficiently comprehensive in the determination of the Debtor to warrant treatment under Section 524(g) or that hereafter enters into an Asbestos Insurance Settlement Agreement that is sufficiently comprehensive in the determination of the Trust to warrant treatment under 524(g).

                           "Settlor" means Fuller-Austin.

                           "Solicitation  Date" means July 16, 1998, the date on
which mailing of the Disclosure Statement to holders of claims and interests entitled to vote upon the Plan was commenced.

                           "Supplemental Injunction" means the injunction
described in Article 10.3(a) of the Plan.

                           "TA" means the Trust Advisor who is the  individual
 appointed and serving in accordance with Article 4 of the Plan and having the powers, duties, and obligations set forth in the Trust Agreement.

                           "Termination  Date" means that certain  date upon
which the Trust shall  automatically  terminate  and which shall be ninety
(90) days after the first  occurrence  of any one of the events listed in
Section 7.2(a) of the Trust Agreement.

                           "Third  Party  Claim"  means any claim or demand of
any Entity which has held or asserted, which holds or asserts, or which may in the future hold or assert, such claim or demand against the Protected Parties (or any of them) based upon, relating to, arising out of, or in any way connected with any Asbestos Claim, Asbestos Property Damage Claim, or any Released Claim.

                           "Third Party Injunction" means the injunction
described in Article 9.3(b) of the Plan.

                           "Trust" means the Fuller-Austin  Asbestos  Settlement
Trust established pursuant to the Trust Agreement.

                           "Trust Agreement" means that certain Fuller-Austin
Asbestos Settlement Trust Agreement, effective as of the Effective Date, substantially in the form attached as Exhibit 2 to the Plan, as it may be modified from time to time.

                           "Trust Assets" means the assets to be delivered to
the Trust pursuant to the DynCorp  Settlement  Agreement,
the Plan Documents, or otherwise, and include without limitation the following assets and any income, profits, and proceeds derived therefrom: (a) 100% of the common stock of Fuller-Austin, (b) Excess Cash, (c) by operation of law and otherwise by reason of the transfer of 100% of the common stock of Fuller-Austin, all of the Asbestos In-Place Insurance Coverage and the Asbestos Insurance Policies and all rights pursuant thereto, (d) the proceeds of the Asbestos Insurance Settlement Agreements, (e) the proceeds of the Asbestos In-Place Insurance Coverage, (f) the proceeds of the Asbestos Insurance Actions, subject to the terms of the DynCorp Settlement Agreement, and (g) the proceeds of the Asbestos Insurance Action Recoveries, subject to the terms of the DynCorp Settlement Agreement.

                           "Trust  Bylaws" means the  Fuller-Austin  Asbestos
Settlement Trust Bylaws, effective as of the Effective Date, substantially in the form attached as Annex A to the Trust Agreement, as may be modified from time to time.

                           "Trust  Documents"  means the Trust Agreement,  the
Trust Bylaws, the CRP and the other agreements, instruments and documents governing the establishment, administration and operation of the Trust, which shall be substantially in the form set forth in
Exhibit 2 to the Plan, as they may be amended or modified from time to time in accordance with the Plan and such documents.

                           "Trust Expenses" means any of the Asbestos  Expenses,
and any other liabilities, costs or expenses of, or imposed upon, assumed by, or in respect of the Trust (except for payments to holders of Asbestos Claims on account of such Asbestos Claims).

                           "Trust  Indemnified  Claim" means any action taken
 against any of the Released DynCorp Parties that would obligate Fuller-Austin or its successor, the Trust to defend or indemnify any such party in accordance with the DynCorp Settlement Agreement; provided, however, that any such Trust obligation shall not be construed in any way to diminish any obligation of any Asbestos Insurance Company to DynCorp, the Debtor, Reorganized Fuller-Austin, or the Trust.

                           "Trustees"  means the  Persons  appointed  pursuant
 to Article 4 of the Plan for the purpose of acting as trustees of the Trust in accordance with the terms and conditions contained in the Trust Documents, the Plan and the Confirmation Order.

                           "United States Trustee" means the United States
Trustee for the District of Delaware.

                           "Unknown Asbestos  Claimants" means all Entities who,
after the Confirmation Date, may in the future assert an Asbestos Claim, so long as such Asbestos Claim has not previously been asserted.

                            "Unsecured  Claim"  means any Claim  (regardless
of whether such Claim is covered by insurance) that is neither secured nor entitled to priority under the Bankruptcy Code or by a Final Order of the Bankruptcy Court, including, but not limited to: (a) any claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code, and (b) any portion of a Claim to the extent the value of the holder's interest in the applicable Estate's interest in the property securing such Claim is less than the amount of the Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Claim, as determined pursuant to section 506(a) of the Bankruptcy Code.

                                   Exhibit (b)

 Unaudited pro forma condensed combined balance sheet of the Registrant as of October 1. 1998 reflecting divestment of Fuller-Austin Insulation Company

The following unaudited restated condensed combined balance sheet at October 1, 1998 has been prepared to give the effect of the disposition of Fuller-Austin as if the disposition had occurred on that date. Although the Company believes that all adjustments made to the historical balance sheet for the disposition are properly reflected, the restated condensed combined balance sheet is presented for comparative purposes only and is not intended to be indicative of actual results had the transaction occurred at the date indicated above. The restated condensed combined balance sheet should be read in conjunction with the Company's interim condensed financial statements and notes thereto on Form 10-Q for the period ended October 1, 1998.

                            DYNCORP AND SUBSIDIARIES
                  RESTATED CONSOLIDATED CONDENSED BALANCE SHEET
                                OCTOBER 1, 1998
                                (In thousands)

                                    Historical (1) Adjustments    Restated
Assets
Current Assets:
  Cash and cash equivalents            $ 6,393      $(8,500) (2)    $  16
                                                        (77) (3)
                                                       2,200 (4)
  Accounts receivable and              239,256             -      239,256
   contracts in process
  Inventories of purchased products
   and supplies, at lower of cost
   (first-in, first-out) or market         675             -          675

     Other current assets               12,581             -       12,581

     Total current assets              258,905       (6,377)      252,528

Property and Equipment (net of          19,703       (1,248) (5)   18,455
 accumulated depreciation and
 amortization of $27,715 historical
 and $26,239 restated)

Goodwill and Contracts Acquired        45,707             -        45,707
(net of accumulated
 amortization of $47,006)

Other Assets                           80,980      (44,462) (6)    36,518


Total Assets                         $405,295     $(52,087)      $353,208

                         DYNCORP AND SUBSIDIARIES
                    RESTATED CONSOLIDATED CONDENSED BALANCE SHEET
                                OCTOBER 1, 1998
                                (In thousands)

                                      Historical (1) Adjustments    Restated
Liabilities and Stockholders' Equity
Current Liabilities:
     Notes payable and current portion     $  440   $ 2,200  (4)     $ 2,640
      of long-term debt
     Accounts payable                      57,401         -           57,401
     Deferred revenue and customer          1,664         -            1,664
      advances
     Accrued liabilities                  112,005    (8,500) (2)     103,440
                                                        (54) (7)
                                                        (11) (8)

      Total current liabilities           171,510    (6,365)         165,145

Long-Term Debt                            152,138                    152,138


Other Liabilities and Deferred Credits     72,569   (45,722) (9)      26,847

Temporary Equity:
     Redeemable Common Stock -
     ESOP Shares, 7,076,080 shares        156,482          -         156,482
      issued and outstanding,
      subject to restrictions
 Other, 125,714 shares issued and           3,049          -           3,049
      outstanding

Permanent Stockholders' Equity:
     Common Stock, par value ten cents        496                        496
       per share, authorized 20,000,000
       shares; issued 4,957,043 shares
     Common Stock Warrants                      -          -               -
     Paid-in Surplus                      127,626          -         127,626
     Reclassification to temporary
      equity for redemption              (158,811)         -        (158,811)
         value greater than par value
     Deficit                              (83,952)         -         (83,952)
     Common Stock Held in Treasury,
      at cost; 1,778,493 Shares           (31,045)                   (31,045)
     Unearned ESOP Shares                  (4,767)         -          (4,767)

Total Liabilities and Stockholders'      $405,295    $(52,087)      $353,208
    Equity

                            DYNCORP AND SUBSIDIARIES
          NOTES TO RESTATED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 OCTOBER 1, 1998

                                    UNAUDITED

1. This column represents the historical financial position as reported on the Company's Form 10-Q for the period ended October 1, 1998.

2. This amount represents cash consideration to the Fuller-Austin Asbestos Bankruptcy Trust pursuant to the terms of the settlement agreement between the Company and Fuller-Austin and the plan of reorganization of Fuller-Austin as confirmed by the United States District and Bankruptcy Courts in Wilmington, Delaware. This amount was charged to the previously established reserve.

3. This amount represents the transfer of the cash balance in Fuller-Austin's bank account to the Fuller-Austin Asbestos Bankruptcy Trust.

4. This amount represents additional short-term borrowings necessary to meet the Company's obligations pursuant to the terms of the settlement agreement between the Company and Fuller-Austin and the plan of reorganization of Fuller-Austin as confirmed by the United States District and Bankruptcy Courts in Wilmington, Delaware.

5. This amount represents the transfer of Fuller-Austin's property to the Fuller-Austin Asbestos Bankruptcy Trust.

6. This amount represents the transfer of Fuller-Austin's insurance receivable to the Fuller-Austin Bankruptcy Trust.

7. This amount represents the Company's net investment in Fuller-Austin, which was charged to the previously established reserve.

8. This amount represents Fuller-Austin's accrued liabilities, which were assumed by the Fuller-Austin Bankruptcy Trust.

9. This amount is the estimated liability for future indemnity payments and defense costs related to currently unsettled claims and minimum estimated future claims assumed by the Fuller-Austin Bankruptcy Trust.